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                                                                     EXHIBIT 4.7

                             SUPPLEMENTAL AGREEMENT

This SUPPLEMENTAL AGREEMENT (hereinafter referred to as "this Agreement"), made,
executed and entered into this    day of November 1999 at Calamba, Laguna by and
between:

RBF DEVELOPMENT CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Philippines, with office address at Carmelray Industrial Park ll, Calamba, Laguna, represented by its duly authorized Vice-President, Ms Yolanda L. Nasoles (herein after referred to as the "Lessor"); and

PSi TECHNOLOGIES LAGUNA, INC., a corporation duly organized and existing under and by virtue of the laws of the Philippines, with office address at Lot B2-5, Carmelray Industrial Park ll Brgy, Tulo Calamba, Laguna 4027, Philippines represented herein by its duly authorized President, Mr. Arthur J. Young, Jr. (hereinafter referred to as the "Lessee");

And the Lessor and the Lessor shall be collectively referred to as the "Parties" and individually referred to as the "Party")

WHEREAS:

(A) The parties have entered into a Contract of Lease dated 1/st/ August 1999, "Contract of Lease") wherein the Lessee leased from the Lessor the parcel of land ("Land Lot") and factory building type known as CP2 model ("Building") thereon located at Lot B2-5, Carmelray Industrial park ll, Calamba, Laguna ("Leased Premises")

(B) The parties have further executed a side letter dated 20/th/ August 1999 ("Side Letter") to vary the terms and conditions of the Contract of Lease.

(C) Pursuant to Clause 16 of the Contract of Lease, the Lessee desires to alter the Leased Premises by constructing a second storey to the Building subject to the Lessor's consent.

(D) On 9/th/ November 1999, the Lessee accepted a Letter of Offer dated 9/th/ of November 1999 from the Lessor ("Letter of Offer") In which the Lessor shall procure the construction of a second storey to the Building in consideration of the Lessee's payment of an upfront fee and variations to the Contract of Lease.

(E) Pursuant to the Letter of Offer, the Parties have agreed to amend the Contract of Lease to the extent set out in this Agreement.

(F)  This Agreement is supplemental to the Contract of Lease and the Side
     Letter.

IT IS HEREBY AGREED BETWEEN THE PARTIES THAT:

1.   INTERPRETATION

1.1 All expression used in this Agreement shall have the same meaning as defined in the Contract of Lease unless otherwise defined herein.

1.2 Any reference in this Agreement to another document or instrument is a reference to that other document or instrument as the same may have been, or may from time to time be amended. Varied or supplemented..

1.3 Unless otherwise stated in this Agreement, all terms and conditions herein shall take effect from the date of this Agreement.

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1.4  Save as expressly amended and provided in this Agreement, all the terms and conditions of the Contract of Lease, the Side Letter and all other agreement relating to or connection with the same shall continue to apply with, and remain in, full force and effect.

2.   CONSTRUCTION WORKS FOR SECOND STOREY

2.1 At the request of the Lessee and in consideration of the Lessee's payment of a non-refundable cash sum of United States Dollars Four Hundred Fifty-Six Thousand Only (USD456,000) ("Upfront Fee") to the Lessor, the Lessor shall procure the construction of a second storey for the Building ("Construction Works") in accordance with the specifications stated in
     Schedule 2.

2.2  The Lessee shall pay the Upfront Fee to the Lessor in the following stages:

     (a) The Lessee shall pay the sum of the United States Dollars Ninety-One Thousand Two Hundred Only (USD91,200) upon the acceptance of the Letter of Offer dated 9/th/ November 1999 granted by the Lessor (hereinafter referred to as the "letter of Offer");

     (b) The Lessee shall pay the sum of United States Dollars Ninety-One Thousand Two Hundred Only (USD91,200) within one (1) month after the acceptance of the Letter of Offer;

     (c) The Lessee shall pay the sum of United States Dollars One Hundred Thirty-six Thousand Eight Hundred Only (USD136,800) within two (2) months after the acceptance of the Letter of Offer; and

     (d) The Lessee shall pay the sum of United States Dollars One Hundred Thirty-six Thousand Eight hundred Only (USD136,800) upon the completion of the Construction Works.

2.3 The Lessor shall commence the Construction Works upon the execution of his Agreement and shall procure its completion within three (3) months from the date hereof on 31/st/ January 2000 (whichever is later).

2.4 The Construction Works shall be limited to the scope stated in Schedule 1 of this Agreement.

2.5 The specification stated in Schedule 2 of this Agreement shall be deemed to be included into Schedule 1 of the Contract of Lease with effect from completion of the Construction Works.

2.6 The Construction Works shall be deemed to be completed upon the issuance of the Certificate of Completion by the engineer nominated by the Lessor.

2.7 Notwithstanding Clause 11.1 of the Contract of Lease pertaining to the Lessors obligation to grant quiet enjoyment of the Leased Premises to the Lessee, in order to facilitate the Construction Works , the Lessee hereby undertakes and agrees as follows:

     (a) The Lessee shall grant the Lessor, its contractors, sub-contractors and all other persons authorized by the Lessor free and unrestricted access to the land Lot and the Building for the purpose of the Construction Works in accordance with Clause 20.1 of the Contract of Lease. The Lessor shall give three (3) days notice to the Lessee before the commencement of the Construction Works and thereafter shall not be required to serve any further notices prior to entry.

     (b) The Lessee shall at the request of the Lessor, Its contractors, sub-contractors or such other persons authorized by the Lessor, move or remove the Lessee's installations, goods

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          or articles within the Leased Premised at the Lessee's own cost and within the specified time to facilitate the carrying out of the Construction Works.

     (c) The Lessee expressly acknowledges that the Construction Works may result in interruption or interference with its production and other activities in the Building and/or Land Lot, and undertakes not to hold the Lessor, its contractors, sub-contractors and all other persons authorized by the Lessor liable for loss (whether direct or consequential including but not limited to loss of profit or other economic losses) damage or inconvenience resulting from such interruption or interference caused by or in relation to the Construction Works.

     (d) Without prejudice to the generally of Clause 38 of the Contract of Lease, the Lessee undertakes not to hold the Lessor liable for any consequential losses or damages (including but not limited the economic losses, increased costs of production, loss of profit) caused by or in relation to the Construction Works unless such losses or damages were caused by the willful misconduct or negligence of the Lessor, its contractors, sub-contractors, agents or representatives who work for and on behalf of the Lessor.

3.   AMENDMENTS TO THE CONTRACT OF LEASE & SIDE LETTER

3.1  REVISED GROSS FLOOR AREA
     Upon completion of the Construction Works,

     (a) the estimated gross floor area of the second storey of the Building shall be approximately 1,890 square meters; and

     (b) the existing gross floor area of the Building from approximately 4,050 square meters shall be revised to approximately 5,940 square meters.

     The revised gross floor area of the Building being approximately 5,940 square meters shall be used for the purpose of assessing the Rent and Service Charge.

3.2  REVISED TERM
     Clause 1.1 of the Contract of Lease shall be deleted and substituted with the following clause:

     "This Contract shall have a term of eight (8) years and eight (8) months ("Term") commencing on 1/st/ August 1999 ("Possession Date") and ending 31/st/ January 2003, subject to the provisions of Clause 2 below".

3.3  REVISED RENT PERIOD
     Clause 1.2 of the Contract of Lease shall be deleted and substituted with the following clause:

     "There shall be a rent period of ninety-six (96) months during the Term:

     (a) commencing from 1/st/ October 1999 and ending on 30/th/ September 2000 (both dates included) ("1/st/" Rent Period);

     (b) commencing from 1/st/ October 2000 and ending on 30/th/ September 2001 (both dates included)("2/nd/ Rent period');

     (c) commencing from 1/st/ December 2001 and ending on 30/th/ November 2002 (both dates included)("3/rd/ Rent Period");

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     (d)  commencing from 1/st/ April 2003 and ending on 31/st/ March 2004 (both dates included) ("4/th/ rent Period");

     (e) commencing from 1/st/ April 2004 and ending on 31/st/ March 2005 (both dates included) ("5/th/ Rent Period");

     (f) commencing from 1/st/ April 2005 and ending on 31/st/ March 2006 (both dates included) ("6/th/ Rent Period");

     (g) commencing from 1/st/ April 2006 and ending on 31/st/ March 2007 (both dates included) ("7/th/ Rent Period");

     (h) commencing from 1/st/ April 2007 and ending 31/st/ March 2008 (both dates included) ("8/th/ Rent Period");

     and the 1/st/ Rent Period, 2/nd/ Rent Period, 3/rd/ Rent Period, 4/th/ Rent Period, 5/th/ Rent Period, 6/th/ Rent Period, 7/th/ Rent Period and 8/th/ Rent Period shall be collectively known as "Rent Period" hereinafter. During the Rent Period, the Lessee shall pay all charges due and stipulated in this Contract including Rent."

3.4  REVISED RENT FREE PERIOD
     Clause 1.4 of the Contract of Lease shall be deleted and substitute with the following clause:

     "There shall be a rent free period of six (6) months during the Term:

     (a) commencing on 1/st/ October 2001 until 30/th/ November 2001 (both dates included) ("1/st/ Rent Free Period"); and

     (b) commencing on 1/st/ December 2002 until 31/st/ March 2003 (both dates included) ("2" Rent Free Period");

     and the 1/st/ Rent Free Period and 2/nd/ Rent Free Period shall be collectively known as "Rent free Period hereinafter. During the Rent Free Period, the Lessee shall pay all charges due and stipulates in this Contract except Rent."

3.5  RENEWAL CLAUSE
     Clause 2.2 of the Contract of Lease and Clause 2.2(a) in the Side letter shall be deleted.

3.6  REVISED RENT
     Clause 3.1 of the Contract of Lease shall be deleted and substitute with the following clause:

     "In consideration of the Lessor granting of the Leased Premises to the Lessee, the Lessee shall pay the Lessor a monthly rent ("Rent") for the Rent Period at the following rates:

     (a) During the 1/st/ Rent Period commencing from 1/st/ October 1999 to 31/st/ January 2000, the monthly Rent shall be United States Dollars Twenty Thousand Two Hundred and Fifty Only (USD20,250.00);

     (b) During the 1/st/ Rent Period commencing from 1/st/ February 2000 to 30/th/ September 2000 the monthly Rent shall be United States Dollars Twenty-One Thousand Seven Hundred Forty and Cents Forty Only (USD21,740.40);

     (c) During the 2/nd/ Rent Period, the monthly Rent shall be United States Dollars Twenty-One Thousand Seven Hundred Forty and Cents Forty Only (USD21,740.40);

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     (d)  During the 3/rd/ Rent Period, the monthly Rent shall be United States
          Dollars Twenty-One Thousand Seven Hundred Forty and Cents Forty Only (USD21,740.40);

     (e) During the 4/th/ Rent Period, the monthly Rent shall be United States Dollars Twenty-Two Thousand Eight Hundred Fifty Only (USD22,850.00);

     (f) During the 5/th/ Rent Period, the monthly Rent shall be United States Dollars Twenty-Five Thousand One Hundred Fifty-Seven Only (USD25,157.00);

     (g) During the 6/th/ Period, the monthly Rent shall be United States Dollars Twenty-Seven Thousand Six Hundred Thirty-Eight Only (USD27,638.00);

     (h) During the 7/th/ Rent Period, the monthly Rent shall be United Stated Dollars Thirty Thousand Nine Hundred Fifty-Four Only (USD30,954.00);

     (i) During the 8/th/ Rent Period, the monthly Rent shall be Thirty-Four Thousand Six Hundred Sixty-Nine Only(USD34,669.00).

     Rent shall be paid in advance without demand or deduction in half-yearly installments."

3.7  REVISED RENT DUE DATES
     Clause 3.2 of the Contract of Lease shall be deleted and substituted with the following clause:

     "Unless otherwise permitted by the Lessor or stated herein, the Rent shall be due and payable on the following dates (individually referred to as "Rent Due Date" and collectively referred to as "Rent Due Dates"):

     (a) Rent for the first four (4) months of the 1/st/ Rent Period (from 1/st/ October 1999 till 31/st/ January 2000) shall be due and payable on 1/st/ October 1999;

     (b) Rent for the next two (2) months of the 1/st/ Rent Period (from 1/st/ February 2000 till 31/st/ March 2000) shall be due and payable on 1/st/ February 2000;

     (c) Rent for the next last six (6) months of the 1/st/ Rent Period (from 1/st/ April 2000 till 30/th/ September 2000) shall be due and payable on 1/st/ April 2000;

     (d) Rent for the first six (6) months of the 2/nd/ Rent Period (from 1/st/ October 2000 till 31/st/ March 2001) shall be due and payable on 1/st/ October 2000;

     (e) Rent for the next six (6) months of the 2/nd/ Rent Period (from 1/st/ April 2001 till 30/th/ September 2001) shall e due and payable on 1/st/ April 2001;

     (f) Rent for the first six (6) months of the 3/rd/ Rent Period (from 1/st/ December 2001 till 31/st/ May 2002) shall be due and payable on 1/st/ December 2001;

     (g) Rent for the next six (6) months of the 3/rd/ Rent Period (from 1/st/ June 2002 till 30/th/ November 2002) shall be due and payable on 1/st/ June 2002;

     (h) Rent for the first six (6) months of the 4/th/ Rent Period (from 1/st/ April 2003 till 30/th/ September 2003) shall be due and payable on 1/st/ December 2002;

     (i) Rent for the next six (6) months of the 4/th/ Rent Period (from 1/st/ October 2003 till 31/st/ March 2004) shall be due and payable on 1/st/ October 2003;

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     (j)  Rent for the first six (6) months of the 5/th/ Rent Period (from 1/st/
          April 2004 till 30/th/ September 2004) shall be due and payable on 1/st/ April 2004;

     (k) Rent for the next six (6) months of the 5/th/ Rent Period (from 1/st/ October 2004 till 31/st/ March 2005 shall be due and payable on 1/st/ October 2004;

     (l) Rent for the first six (6) months of the 6/th/ Rent Period (from 1/st/ April 2005 till 30/th/ September 2005) shall be due and payable on 1/st/ April 2005;

     (m) Rent for the next six (6) months of the 6/th/ Rent Period (from 1/st/ October 2005 till 31/st/ March 2006) shall be due and payable on 1/st/ October 2005;

     (n) Rent for the first six (6) months of the 7/th/ Rent Period (from 1/st/ April 2006 till 30/th/ September 2006) shall be due and payable on 1/st/ April 2006;

     (o) Rent for the next six (6) months of the 7/th/ Rent Period (from 1/st/ October 2006 till 31/st/ March 2007) Shall be due and payable on 1/st/ October 2006;

     (p) Rent for the first six (6) months of the 8/th/ Rent Period (from 1/st/ April 2007 till 30/th/ September 2007) shall be due and payable on 1/st/ April 2007;

     (q) Rent for the next six (6) months of the 8/th/ Rent Period (from 1/st/ October 2007 till 31/st/ March 2008) shall be due and payable on 1/st/ October 2007."

3.8  REVISED PROPERTY MANAGEMENT SERVICE CHARGE
     Clause 4.1 of the Contract of Lease shall be deleted and substituted with the following clause:

     "In consideration of the EM Service as stated in Schedule 3, the Lessee shall pay the Lessor a property management service charge ("Service Charge") calculated at the rate of;

     (a) United States Dollars Six Hundred and Seven and Cents Fifty Only (USD607.50) per month from the Possession Date till 31/st/ December 1999;

     (b) United States Dollars One Thousand and Twelve and Cents Fifty Only (USD1,012.50) per month from 1st January 2000 till 31/st/ January 2000;

     (c) United States Dollars One Thousand Four Hundred Eighty-Five Only (USD1,485.00) per month from 1/st/ February 2000 onwards fro the remainder of the Term;

     payable without demand or deduction and in advance by half-yearly or eight-monthly installments on each Sc Due Date (as hereinafter defined)."

3.9  REVISED SC DUE DATES
     Clause 3.7 of the Contract of Lease shall be deleted and substituted with the following clause:

     "Unless otherwise permitted by the Lessor as stated herein, the Service Charge shall be due and payable on the following due dates (Individually referred to as "SC Due Date" and collectively referred to as "SC Due Dates"):

     (a) Service Charge for the Fitting Out Period shall be due and payable upon the execution of this Contract by the Lessee or the Possession Date, whichever shall be earlier;

     (b) Service Charge for the first six (6) months of the 1/st/ Rent Period (from 1/st/ October 1999 till 31/st/ March 2000) shall be due and payable on 1/st/ October 1999;

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     (c)  Service Charge for the next six (6) months of the 1/st/ Rent Period from 1/st/ April 2000 till 30/th/ September 2000 shall be due and payable on 1/st/ April 2000;

     (d) Service Charge for the first six (6) months of the 2/nd/ Rent Period (from 1/st/ October 2000 till 31/st/ March 2001) shall be due and payable on 1/st/ October 2000;

     (e) Service Charge for the next six (6) months of the 2/nd/ Rent Period from 1/st/ April 2001 till 30/th/ September 2001) and the 1/st/ Rent Free Period shall be due and payable on 1/st/ April 2001;

     (f) Service Charge fort he first six (6) months of the 3/rd/ Rent Period and the 1/st/ Rent Free Period (from 1/st/ October 2001 till 31/st/ May 2002) shall be due and payable on 1/st/ October 2001; and

     (g) Service Charge for the next six (6) months of the 3/rd/ Rent Period from 1/st/ June 2002 till 30/th/ November 2002) and the 2/nd/ Rent Free Period shall be due and payable on 1/st/ June 2002;

     (h) Service Charge for the first six (6) months of the 4/th/ Rent Period and the 2/nd/ Rent Free Period (from 1/st/ December 2002 till 30/th/ September 2003) shall be due and payable on 1/st/ December 2002;

     (i) Service Charge for the second six (6) months of the 4/th/ Rent Period (from 1/st/ October 2003 till 31/st/ March 2004) shall be due and payable on 1/st/ October 2003;

     (j) Service Charge for the first six (6) months of the 5/th/ Rent Period (from 1/st/ April 2004 till 30/th/ September 2004) shall be due and payable on 1/st/ April 2004;

     (k) Service Charge for the second six (6) months of the 5/th/ Rent Period (from 1/st/ October 2004 till 31/st/ March 2005) shall be due and payable on 1/st/ October 2004;

     (l) Service Charge for the first six (6) months of the 6/th/ Rent Period (from 1/st/ April 2005 till 30/th/ September 2005) shall be due and payable on 1/st/ April 2005;

     (m) Service Charge for the second six (6) months of the 6/th/ Rent Period (from 1/st/ October 2005 till 31/st/ March 2006) shall be due and payable on 1/st/ October 2005;

     (n) Service Charge for the first six (6) months of the 7/th/ Rent Period (from 1/st/ April 2006 till 30/th/ September 2006) shall be due and payable on 1/st/ April 2006;

     (o) Service Charge for the second six (6) months of the 7/th/ Rent Period (from 1/st/ October 2006 till 31/st/ March 2007) shall be due and payable on 1/st/ October 2006;

     (p) Service Charge for the first six (6) months of the 8/th/ Rent Period (from 1/st/ April 2007 till 30/th/ September 2007) shall be due and payable on 1/st/ April 2007;

     (q) Service Charge for the second six (6) months of the 8/th/ Rent Period (from 1/st/ October 2007 till 31/st/ March 2008) shall be due and payable on 1/st/ October 2007.'

3.10 REVISED SECURITY DEPOSIT
     Clause 7.1 of the Contract of Lease shall be deleted and substituted with the following clause:

     "The Lessee shall place the following security deposits ("Security Deposit") with the Lessor on the following dates:

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     (a)  On or before the date of this contract the Lessee shall place a
          Security Deposit of United States Dollars Eighty-One Thousand only (USD81,000.00) with the Lessors as follows:

          (i) United States Dollars Twenty Thousand Two Hundred and Fifty Only (USD20,250.00) in cash; and

          (ii) United States Dollars Sixty Thousand Seven Hundred and Fifty Only (USD60,750.00) in the form of a Banker's Guarantee/Insurance Bond in favour of the Lessor and upon such terms and conditions as specified by the Lessor;

     (b) On or before 1/st/ February 2000, the Lessee shall place a Security Deposit of United States Dollars Eighty-six Thousand Nine Hundred Sixty-One and Cents Sixty Only (USD86,961.60) with the Lessor as follows:

          (i) United States Dollars Twenty-One Thousand Seven Hundred Forty and Cents Forty Only USD21,740.00) in cash; and

          (ii) United States Dollars Sixty-Five Thousand Two Hundred Twenty-One and Cents Twenty Only (USD65,221.20) in the form of a Banker's Guarantee/Insurance Bond in favour of the Lessor and upon such terms and conditions as specified by the Lessor;

          Whereupon the Security Deposit (after such deductions as permitted in this Contract) placed earlier on or before the date of the Contract shall be returned to the Lessee;

     (c) On or before 1/st/ December 2002, the Lessee shall place a Security Deposit of United States Dollars Ninety-One Thousand Four Hundred Only (USD91,400.00) with the Lessor as follows:

          (i) United States Dollars Twenty-Two Thousand Eight Hundred Fifty Only (USD22,850.00) in cash: and

          (ii) United States Dollars Sixty-Eight Thousand Five Hundred Fifty Only (USD68,550.00) in the form of a Banker;s Guarantee/Insurance Bond in favour of the Lessor and upon such terms and conditions as specified by the Lessor".

          whereupon the Security Deposit (after such deductions as permitted in this Contract placed earlier on 1/st/ February 2000 shall be returned to the Lessee;

     (d) On or before 1/st/ February 2004, the Lessee shall place a Security Deposit of United States Dollars One Hundred Thousand Six Hundred Twenty-Eight Only (USD100,628.00) with the Lessor as follows;

          (i) United States Dollars Twenty-five Thousand One Hundred Fifty-Seven Only (USD25,157.00) in cash; and

          (ii) United States Dollars Seventy-five thousand Four Hundred Seventy-One Only (USD75,471.00) in the form of a Banker's Guarantee/Insurance Bond in favour of the Lessor and upon such terms and conditions as specified by the Lessor;

          whereupon the Security Deposit (after such deductions as permitted in this Contract) placed earlier on 1/st/ December 2002 shall be returned to the Lessee;

     (e) On or before 1/st/ April 2005, the Lessee shall place a Security Deposit of United States Dollar One Hundred Ten Thousand five Hundred Fifty-Two Only (USD110,552.00) with the Lessor as follows;

          (iii) United States Dollars Twenty -Seven Thousand Six Hundred Thirty -Eight Only (USD27,638.00) in cash; and

          (iv) United States Dollars Eighty-Two Thousand Nine Hundred Fourteen Only (USD82,914.00) in the form of a Banker's
                 Guarantee/insurance bond in favour of the Lessor and upon such terms and conditions as specified by the lessor;

          Whereupon the Security Deposit (after such deductions as permitted in this Contract) placed earlier on 1/st/ February 2004 shall be returned to the Lessee;

     (f) On or before 1/st/ April 2006, the Lessee shall place a Security Deposit of United States Dollars One Hundred Twenty-three thousand Eight Hundred Sixteen Only (USD123,816.00) with the Lessor as follows:

          (v) United States Dollars Thirty Thousand Nine hundred Fifty-four Only (USD30,954.00) in cash: and

          (vi) United States Dollars Ninety-Two Thousand Eight hundred Sixty-Two Only (USD92,862.00) in the form of a Banker's Guarantee/Insurance bond in favour of the Lessor and upon such terms and conditions as specified by the Lessor;

          Whereupon the Security Deposit (after such deductions as permitted in this contract) placed earlier on 1/st/ April 2005 shall be returned to the Lessee;

     (g) On or before 1/st/ April 2007, the Lessee shall place a Security Deposit of United States Dollars One Hundred Thirty-Eight Thousand Six Hundred Seventy-Six Only (USD 138,676) with the Lessor as follows:

          (vii) United States dollars Thirty-four Thousand Six Hundred Sixty-Nine Only (USD34,669.00)

          (viii) United States Dollars One Hundred and Four Thousand Seven Only (USD104,007.00) in the form of a Banker's Guarantee/Insurance Bond in favour of the Lessor and upon such term and conditions as specified by the Lessor;

          Whereupon the Security Deposit (after such deductions as permitted in this contract) placed earlier on 1/st/ April 2006 shall be returned to the Lessee."

3.11 IMMEDIATE TERMINATION BY THE LESSEE
     Clause 40.4 of the Contract of Lessee shall be deleted and substituted with the following clause:

     "The Lessee may terminate without notice and forfeit this Contract with immediate effect in the event that:

     (a) the lessor enters into liquidation, whether compulsory or voluntary save for the purpose of reconstruction or amalgamation) or the Lessor enters into any arrangement with its creditors by composition or otherwise in anticipation of liquidation ;or

     (b) the Lessor becomes bankrupted, insolvent or is dissolved, makes as assignment for the benefit of its creditors, or has filed any petition in court seeking any readjustment, arrangement, suspension, condonation or reduction of the Lessee debts, liabilities or obligations;

     PROVIDED THAT the Lessee's other rights and remedies in respect of any breach of the Lessor's Obligation shall not be prejudiced.

3.12 EARLY TERMINATION WITH NOTICE BY THE LESSEE
     The following clause be inserted after Clause 40.4 of the Contract of Lease and numbered Clause 40.5:

     "The Lessee may terminate with one (1) week's written notice and forfeit this contract upon the expiry of the notice in the even that the Lessor breaches any of the Lessor's Obligations under this Contract and the Lessor has failed to commence any action to remedy the breach within twenty-one
     (21) days from the date of receipt of the Lessee's written notice to remedy the breach or within such longer period as the Lessor may deem necessary or reasonable to procure the commencement of the remedial action;

     PROVIDED THAT the Lessee's other rights and remedies in respect of any breach of the Lessor's Obligations shall not be prejudices."

3.13 LESSEE'S UNDERTAKING NOT TO TERMINATE THE CONTRACT
     The following clause shall be inserted after Clause 40.5 of the Contract of Lease and numbered Clause 40.6

     "Unless Otherwise permitted by Law or provided in this contract, the Lessee shall not be entitled to terminate this contract."

3.14 LESSEE'S LIABILITY FOR RENT AND SERVICE CHARGE
     The following clause shall be inserted after Clause 40.6 of the Contract of Lease and numbered Clause 40.7:

     "If the Lessee terminate this contract prior to the expiry of the Term other than by exercising its rights under Clauses 40.4 and 40.5 the Lessee shall be liable for Rent for the entire Term and the Security Deposit shall be forfeited immediately upon termination."

3.15 OPTION TO PURCHASE
     Clause 51 of the Contract of Lease shall be deleted and substituted with the following clause:

     "51.1 During the Term of this Contract, the Lessee is granted an option to purchase the Leased Premises on the following terms:

           (a)  the option shall expire upon the termination of this contract;

           (b) the Sale Price of the Leased Premises shall be in the following manner:

                (i) if the lessee exercised the option on or before 30/th/ September 2000, the Sale Price of the Leased Premises is United States Dollars Two Million Eight Hundred Thirty-Six Thousand Only (USD2,836,000.00);

                (ii) if the Lessee exercises the option during the 2/nd/ Rent
                     Period or the 1/st/ Rent Free Period (i.e. from 1st October 2000 to 30/th/ November 2001), the Sale Price of the Leased Premises is United States dollars Three Million Seventy-Six Thousand Only (USD3,076,000);

                (iii) if the Lessee exercises the option during the 3rd Rent Period or the 2/nd/ Rent Free Period (i.e. from 1/st/ December 2001 to 31/st/ March 2003), the Sale Price of the Leased Premises is United States Dollars Three Million Three Hundred Thirty Six thousand Only (USD3,336,000);

                (iv) if the Lessee exercises the option during the 4/th/ Rent Period, the Sale Price of the Leased Premises is United States Dollars Three Million Six Hundred Fifty-Two Thousand Eight Hundred Only (USD3,652,800);

                (v) if the Lessee exercises the option during the 5/th/ Rent Period, the Sale Price of the Leased Premises is United States Dollars four Million Four Thousand Four Hundred Forty-eight Only (USD4,004,448);

                (vi) if the Lessee exercises the option during the 6/th/ Rent Period, the Sale Price of the Leased Premises id United States Dollars Four Million three hundred Ninety-Four Thousand Seven Hundred Seventy-Seven Only (USD4,394,777);

                (vii) if the Lessee exercises the option during the 7/th/ Rent Period, the Sale Price of the Leased Premises is United States Dollars Four Million Eight Hundred Twenty-Eight Thousand and Forty-Three Only (USD4,828,043);

                (viii) if the Lessee exercises the option during the 8/th/ Rent
                       Period, the Sale Price of the Leased Premises is United States Dollars Five Million Three Hundred eight thousand Nine Hundred Sixty-Seven Only (USD5,308,967).

           (c)  the payment schedule of the Sale Price shall be as follows:

                       Stage                                            Percentage of
                                                                        Sale Price
                l.     Upon exercising the option                            40%
                ll.    Upon the signing of the Deed of Conditional Sale      30%
                lll.   Upon the signing of the /Deed of Absolute Sale        30%

           (d) there being no outstanding material breach by the Lessee (which test of materiality shall be determined by the Lessor whose decision shall be final) under this Contract at the time of the Lessee's exercise of the option to purchase the Leased Premises.

     51.2 To exercise the option to purchase the Leased Premises, the Lessee shall notify the Lessor in writing of its intention to exercise the option together with payment of forty percent (40%) of the Sale Price. Thereafter, the Lessor shall procure the Deed of Conditional Sale for the Lessee to execute.

     51.3 In the event that the Lessee exercises this option in accordance with Clause 51.2, the sum of United States Dollars Four Hundred and Fifty-Six Thousand Only (USD456,000) and the following percentage of the total Rent paid by the Lessee under this Contract prior to the Lessee's exercise of the said option shall be considered as part of the Sale Price for the Leased Premises:

                          Time of Exercise of Option               Percentage of
                                                                       Rent

                 During Fitting Out Period & 1/st/ Rent Period           25%
                 During 2/nd/ Rent Period & 1/st/ Rent Free Period       40%
                 During 3/rd/ Rent Period & 2/nd/ Rent Free Period       45%
                 During the 4/th/ Rent Period                            50%
                 During the 5/th/ Rent Period                            50%
                 During the 6/th/ Rent Period                            45%
                 During the 7/th/ Rent Period                            45%
                 During the 8/th/ Rent Period                            45%

4.     REINSTATEMENT DEPOSIT

4.1 Pursuant to Clause 16.3 of the Contract of Lease, the Lessee shall place an additional reinstatement deposit with the Lessor for the cash sum of Pesos Nine Hundred thousand Only(P900,000)("2/nd/ Storey Reinstatement Deposit") on or before the execution of this Agreement.

4.2 At the request of the Lessee, the Lessor has agreed to accept a surety bond instead of a cash payment for the 2/nd/ Storey Reinstatement Deposit, provided that such surety bond shall be subject to the term and condition approved by the Lessor.

4.3 The 2/nd/ Storey Reinstatement Deposit shall not at any time be deemed as payment of all or any part of the Rent or Service Charge.

4.4 On or before the termination of the Contract of Lease or expiry of the term, the lessee shall reinstate the Building to the satisfaction of the Lessor (insofar as removing the second storey of the Building) to return to its original state as at the Possession Date.

4.5 In the event that the Lessee breaches its obligations under Clause 4.4 hereof, the lessor shall be entitled (but not obligated) to reinstate the Building to its original state as at the Possession Date and the cost of reinstatement works, shall be for the account of the Lessee. The Lessor may deduct the cost of reinstatement from the 2/nd/ Storey Reinstatement Deposit and if it is insufficient, the Lessor shall give a seven (7) days prior written demand to the Lessee whereupon the Lessee shall pay the amount stated therein upon the expiry of the demand.

4.6 Upon the full reinstatement of the Building to its original state as at the Possession Date at the Lessee's expense and to the satisfaction of the Lessor, the 2/nd/ Storey Reinstatement Deposit shall be returned without interest to the Lessee within thirty (30) days after the expiry of the Term ort he termination of the Contract of Lease (whichever the earlier).

IN WITNESS WHEREOF, the parties hereto have caused this Contract or Lease to be executed on the date and at the place above-mentioned.

         RBF DEVELOPMENT CORPORATRION            PSi TECHNOLOGIES (LAGUNA), INC.
                    (Lessor)                                 (Lessee)


         By:   /s/ Yolanda L. Nasoles                 /s/ Arthur J. Young, Jr.

               YOLANDA L. NASOLES                     ARTHUR J. YOUNG, JR.
                 Vice President                            President

                           SIGNED IN THE PRESENCE OF:

-----------------------------------            --------------------------------